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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 4, 2000 relating to the consolidated financial statements, which appears in MEEMIC Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP (signed)
Grand Rapids, Michigan
October 6, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS